Exhibit 99.1

PRESS RELEASE

Contact:	James M. Gasior
President and Chief Executive Officer
330-637-8040 Ext. 1111
jgasior@cortlandbank.com

Cortland Bancorp Announces NASDAQ Stock Exchange Listing

New listing designed to elevate Bank’s visibility in investor markets

CORTLAND, OHIO, March 5, 2019 - Cortland Bancorp., the bank holding company of The Cortland Savings and Banking Company (the “Bank”), today announced that shares of its common stock will begin trading on the NASDAQ Capital Market stock exchange effective with the opening of trading on March 8, 2019. Shares of the Company’s common stock will trade under the symbol “CLDB”.

James M. Gasior, President and Chief Executive Officer stated, “The transition to the NASDAQ Capital Markets signifies an important step under our strategic plan. As we continue to grow and develop as a Company, the NASDAQ listing will provide our Company with increased liquidity and greater exposure to the investor markets. We are committed to continuing to manage balance sheet growth, enhance earnings and improve overall shareholder value as part of our strategic business plan.”

The NASDAQ announcement follows closely on the heels of the Bank’s 2018 earnings announcement in January, in which Cortland Bancorp reported record net income of $8.8 million, or $2.04 per share. As a result of the Bank’s strong financial performance, the Board declared a special dividend of $ .05 per share, which is in addition to the regular dividend of $ .11 per share.

Cortland Bancorp, headquartered in Cortland, Ohio, is a bank holding company with total assets in excess of $674 million. The bank operates 14 full service banking centers and an LPO office in Fairlawn, Ohio. The bank just opened its 14th full service banking center in the community of Strongsville, Ohio in early February 2019, marking the third new branch in the past four years. Additional information is available at www.cortlandbank.com.

Forward Looking Statement

This release may contain “forward-looking statements” that are subject to risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Cortland Bancorp or management, are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include our ability to maintain or expand our market share or net interest margins, and to implement our marketing and growth strategies. Further, actual results may be affected by our ability to compete on price and other factors with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy, as those factors relate to our cost of funds and return on assets. In addition, there are risks inherent in the banking industry relating to collectability of loans and changes in interest rates. Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in our other filings with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.